                                                                     Exhibit 3.1


                                      FORM
                                       OF
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                HAWK CORPORATION


                                    ARTICLE I
                                      NAME

         The name of the corporation is Hawk Corporation (the "Corporation").

                                   ARTICLE II
                          REGISTERED OFFICE IN DELAWARE

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

         The Corporation is formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as it presently exists or may be amended in the future (the "Delaware General Corporation Law").

                                   ARTICLE IV
                                CAPITAL STRUCTURE

         4.1 Authorized Capital Stock. The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is 85,500,000 shares, consisting of:

                  (a) 75,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock");

                  (b) 10,000,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"); and

                  (c) 500,000 shares of Serial Preferred Stock, par value $0.01 per share (the "Preferred Stock").

         4.2      Class A Common Stock and Class B Common Stock.

                  (a) Powers, Preferences and Rights. Except as may otherwise be provided by this Second Amended and Restated Certificate of Incorporation, as may be amended from time to time by resolutions of the Board of Directors designating a class or series of Preferred Stock pursuant to Section 4.4 hereof (this "Certificate of Incorporation"), or by the Delaware General Corporation Law, the powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

                  (b) Voting Rights. Except as may otherwise be provided by this Certificate of Incorporation or by the Delaware General Corporation Law, (i) all rights to vote and all voting power shall be vested exclusively in the holders of the Class A Common Stock and (ii) each holder of Class A Common Stock shall be entitled to one vote for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Corporation, including, without limitation, the election of directors. Except as otherwise required by the Delaware General Corporation Law, the holders of Class B Common Stock shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation.

                  (c) Dividends; Recapitalizations. Except as may otherwise be provided by this Certificate of Incorporation or by the Delaware General Corporation Law, if, as and when dividends on the Class A Common Stock and the Class B Common Stock are declared payable from time to time by the Board of Directors as provided in this Section 4.2(c), whether payable in cash, property, stock or other securities, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends; provided, however, that (i) if dividends are declared that are payable in shares of Class A Common Stock, or in shares of Class B Common Stock, dividends shall be declared that are payable at the same rate on both classes of stock and the dividends payable in shares of Class A Common Stock shall be payable only to holders of Class A Common Stock and dividends payable in shares of Class B Common Stock shall be payable only to holders of Class B Common Stock, and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock, at such holder's written request, dividends consisting of non-voting securities (except as otherwise required by the Delaware General Corporation Law) of the Corporation which non-voting securities are otherwise identical to such voting securities and are convertible into such voting securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock. If the Corporation shall in any manner split, subdivide, combine or reclassify the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of common stock shall be proportionally split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be, have been subdivided or combined or reclassified.

                  (d) Mergers and Consolidations. In case of any merger or consolidation of the Corporation with any other entity as a result of which the holders of Class A Common Stock shall


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

be entitled to receive cash, property, stock or other securities with respect to or in exchange for Class A Common Stock, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation, a holder of one share of Class B Common Stock shall have the right thereafter, so long as the conversion rights set forth in Section 4.2(e) hereof shall exist, to convert such share of Class B Common Stock into the kind and amount of cash, property, stock or other securities receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Class A Common Stock, and shall have no other conversion rights with regard to such share of Class B Common Stock. The provisions of this Section 4.2(d) shall similarly apply to successive mergers, consolidations, sales or conveyances.

                  (e)      Conversion of Class B Common Stock.

                           (i) Conversion at Qualified Public Offering. Each share of Class B Common Stock sold in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Public Offering"), shall automatically be converted into an equal number of shares of Class A Common Stock immediately upon the closing of such sale.

                           (ii) Conversion Upon Certain Transfers. Each share of Class B Common Stock shall be converted into an equal number of shares of Class A Common Stock upon the written request (the "Conversion Request") of any third party transferee ("Transferee") acquiring such shares of Class B Common Stock from any holder of Class B Common Stock so long as such Transferee (A) is not an affiliate of the transferor of such Class B Common Stock and (B) makes such Conversion Request within fifteen days of the date such Class B Common Stock is transferred by such transferor to such Transferee.

                           Other than as set forth in Section 4.2(d) and in this
Section 4.2(e), a holder of Class B Common Stock shall have no conversion rights with respect to such Class B Common Stock.

                  (f) Conversion Procedures. Any holder of shares of Class B Common Stock desiring to convert such shares, or any such holder whose shares shall have been automatically converted, into shares of Class A Common Stock shall surrender the certificate or certificates representing the Class B Common Stock being converted, or so converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation, or at such office of a transfer agent for the Class B Common Stock or office in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Class B Common Stock by the Corporation, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Class B Common Stock that are the subject of such conversion, (ii) the name or names in which such holder wishes the certificate or certificates for Class A Common Stock and for any Class B Common Stock not to be so converted to be issued, (iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, (iv) the date upon which the person giving such notice acquired the Class B Common Stock that is


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the subject of such notice of conversion and (v) that the conversion of such
Class B Common Stock is required pursuant to Section 4.2(e)(i) above or permitted pursuant to Section 4.2(e)(ii) above. Upon surrender of a certificate representing Class B Common Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by overnight or first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Class B Common Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of Class B Common Stock that shall not have been converted. The issuance of certificates representing shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock by the registered holder thereof pursuant to the provisions of this Certificate of Incorporation shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof; provided that the Corporation shall not be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares of Class B Common Stock being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. Shares of the Class B Common Stock converted into Class A Common Stock as provided in this Section 4.2(f) shall resume the status of authorized but unissued shares of Class B Common Stock.

                  (g) Effective Date of Conversion. The issuance by the Corporation of shares of Class A Common Stock upon a conversion of Class B Common Stock into Class A Common Stock pursuant to Section 4.2(e)(i) above shall be deemed to be effective upon the consummation or closing of the sale pursuant to the Public Offering covering such Class B Common Stock. The issuance by the Corporation of shares of Class A Common Stock upon conversion of Class B Common Stock into Class A Common Stock pursuant to Section 4.2(e)(ii) above shall not be deemed to be effective until receipt of a timely and complete Conversion Request from the Transferee, reasonably satisfactory in form and substance to the Corporation. The person or persons entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of the effective date of conversion.

                  (h) Liquidating Distributions. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any sale or conveyance of all or substantially all of the assets of the Corporation, after payment or provision for payment of all the liabilities of the Corporation and the expenses of liquidation, and after the holders of the Preferred Stock shall have been paid in full the amounts, if any, to which they are entitled or a sum sufficient for such payment in full shall have been set aside, the remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the Class A Common Stock and Class B Common Stock in accordance with their respective rights and interests. For the purpose of this Section 4.2(h), a merger, consolidation, sale or conveyance shall not be deemed to be a liquidation


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

or winding up of the Corporation unless the transaction provides for the cessation of the business of the Corporation.

                  (i) Reservation of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon the conversion of Class B Common Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the Class B Common stock then outstanding; provided that, except as provided in this Certificate of Incorporation, the shares of Class A Common Stock so reserved shall not be reduced or affected in any manner whatsoever so long as any shares of Class B Common Stock are outstanding.

         4.3 Amendment and Waiver. No amendment, modification or waiver of any provisions of Sections 4.1 or 4.2 hereof or of this Section 4.3 that adversely affects the rights, preferences or privileges of the Class A Common Stock or Class B Common Stock shall be effective without the affirmative vote of the holders of at least 51% of the outstanding shares of such class of Common Stock entitled to vote at a meeting of the holders of such class of Common Stock duly called for such purpose.

         4.4      Preferred Stock.

                  (a) Designations by Board of Directors. The Preferred Stock may be issued from time to time in one or more classes or series with such voting rights, full or limited, or without voting rights, and with such designations, preferences and relative, participating, optional or special rights, and qualifications, limitations or restrictions as are stated herein and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinafter prescribed.

                  (b) Terms of the Preferred Stock. Subject to the rights of the holders of the Class A Common Stock and Class B Common Stock, authority is hereby expressly granted to and vested in the Board of Directors or any designated committee thereof to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings to fully effectuate the issuance and redemption of any such Preferred Stock and, with respect to each class or series of Preferred Stock, to fix and state from time to time, by resolution or resolutions providing for the issuance thereof, the following:

                           (i) the number of shares to constitute the class or series and the designations thereof;

                           (ii) whether the class or series is to have voting rights, full or limited, or to be without voting rights;

                           (iii) the preferences and relative, participating, optional or special rights, if any, and qualifications, limitations or restrictions thereof, if any, of the class or series;


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                           (iv) whether the shares of the class or series will
         be redeemable and, if redeemable, the redemption price or prices and the time or times at which, and the terms and conditions upon which, such shares will be redeemable and the manner of redemption;

                           (v) whether the shares of the class or series will be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are to be established, the annual amount thereof and the terms and conditions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable in cash, stock or otherwise, the conditions upon which and the times when such dividends are payable, the preference or relation to the payment of dividends on any other class or series of stock, whether or not such dividends will be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends will accumulate;

                           (vii) the preferences, if any, and the amounts thereof that the holders of the class or series will be entitled to receive upon the voluntary or involuntary dissolution, liquidation or winding up of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether the shares of the class or series will be convertible into, or exchangeable for, the shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation and the conversion price or prices, or ratio or ratios, or rate or rates, at which such conversion or exchange may be made, with such adjustments, if any, as shall be expressed or provided for in such resolution or resolutions; and

                           (ix) such other special rights and protective provisions with respect to the class or series as the Board of Directors or any designated committee thereof may deem advisable.

                           The shares of each class or series of Preferred Stock
may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or any designated committee thereof may from time to time increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized but unissued shares of Preferred Stock not designated for any other class or series thereof. The Board of Directors or any designated committee thereof may from time to time decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series any unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.



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                                    ARTICLE V
                               BOARD OF DIRECTORS

         5.1 Number and Term of Directors. The Board of Directors shall consist of not less than three nor more than fifteen members, with the exact number to be fixed from time to time by resolution of the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors shall serve until their respective successors are duly elected and qualified or until their earlier resignation, death or removal from office. Except as may otherwise be provided by this Certificate of Incorporation, the stockholders may remove a director from office prior to the expiration of his or her term by an affirmative vote of two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose.

         5.2 Director Vacancies. Except as may otherwise be provided by this Certificate of Incorporation, (i) whenever any vacancy on the Board of Directors occurs because of death, resignation, retirement, disqualification, removal, increase in the number of directors or otherwise, a majority of the directors then in office, although less than a majority of the entire Board of Directors, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the stockholders and qualified, and (ii) only the remaining directors of the Corporation shall have the authority, in accordance with the foregoing procedure, to fill any vacancy that exists on the Board of Directors.

         5.3 Elimination of Ballot for the Election of Directors. The directors of the Corporation need not be elected by written ballot.

         5.4 Amendment of Bylaws. In furtherance and not in limitation of the power conferred upon the Board of Directors by the Delaware General Corporation Law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation without any action on the part of the stockholders except as otherwise specifically provided in the By-laws of the Corporation.

         5.5 Amendment. This Article V shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose.

                                   ARTICLE VI
           INDEMNIFICATION RIGHTS AND LIMITATION OF DIRECTOR LIABILITY

         6.1 Indemnification Rights.

                  (a) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason


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

of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  (b) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit.

         6.2      Advancement of Expenses.

                  (a) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall pay all expenses (including attorneys' fees) actually and reasonably incurred by any person by reason of the fact that such person is or was a director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.

                  (b) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall pay all expenses (including attorneys' fees) actually and reasonably incurred by any person by reason of the fact that such person is or was an officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by the Corporation on its own behalf, it being understood that such an action does not include any derivative suit instituted by a stockholder of the Corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.

         6.3 Limitation on Liability of Directors. To the maximum extent permitted under the Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director.

         6.4 Nonexclusivity and Benefit. The indemnification rights granted pursuant to this Article VI shall not be exclusive of other indemnification rights, if any, granted to such person and shall inure to the benefit of the heirs and legal representatives of such person.


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

         6.5 Effect of Repeal, Amendment or Termination. To the maximum extent permitted under the Delaware General Corporation Law, no repeal of or restrictive amendment of this Article VI and no repeal, restrictive amendment or termination of effectiveness of any law authorizing this Article VI shall apply to or affect adversely any right or protection of any director, officer, employee or agent of the Corporation, for or with respect to any acts or omissions of such person occurring prior to such repeal, amendment or termination of effectiveness.

         6.6 Retroactive Effect. To the maximum extent permitted under the Delaware General Corporation Law, the indemnification and advancement of expenses provided by this Article VI shall apply with respect to acts or omissions occurring prior to the adoption of this Article VI.

                                   ARTICLE VII
                                  STOCKHOLDERS

         7.1 Elimination of Right of Stockholders to Act by Consent. No action required to be taken or that may be taken at any annual or special meeting of holders of the Common Stock may be taken without a vote at a meeting duly called and held for such purpose, and the right of such holders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         7.2 Special Meetings. Except as otherwise required by the Delaware General Corporation Law, special meetings of holders of the Common Stock may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Chairman of the Board, (iii) the Vice-Chairman of the Board or (iv) the holders of at least 25% of the outstanding shares of Common Stock entitled to vote at the special meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

         7.3 Amendment. This Article VII shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose.

                                  ARTICLE VIII
               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         The Corporation hereby elects to be governed by Section 203 of the Delaware General Corporation Law; provided that this Article VIII shall not apply to restrict a "business combination," as such term is defined in Section 203 of the Delaware General Corporation Law, between the Corporation and an "interested stockholder," as such term is defined in Section 203 of the Delaware General Corporation Law, if the interested stockholder became such prior to the effective date of this Certificate of Incorporation.


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


         IN WITNESS WHEREOF, the undersigned have executed and subscribed this Second Amended and Restated Certificate of Incorporation, and hereby affirm the foregoing as true under the penalties of perjury, as of this _____ day of May, 1998.



                                               ---------------------------------
                                               Name:  Norman C. Harbert
                                               Title: Chairman of the Board

Attest:


------------------------------------
Name:  Byron S. Krantz
Title: Secretary


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
                                      FORM
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                          THE SERIES D PREFERRED STOCK
                                       OF
                                HAWK CORPORATION


        PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW


        Norman C. Harbert and Byron S. Krantz, being the Chairman of the Board and Secretary, respectively, of Hawk Corporation, a Delaware corporation (the "Corporation"), hereby certify that:

                  Pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, the Board of Directors, at a telephonic meeting held on November 13, 1997, duly adopted a resolution creating a new series of Serial Preferred Stock, par value $0.01 per share, of the Corporation, as follows:

                          RESOLVED, that pursuant to the authority expressly
                vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a new series of Serial Preferred Stock of the Corporation is hereby created, of which the powers, designations, preferences and relative, participating, optional or other rights, and qualifications and restrictions, shall be as follows:

         Section 1. Effective Date. The provisions of this Certificate of Designation shall become effective only upon the effective date of the initial public offering of shares of Common Stock described in the Corporation's Registration Statement on Form S-1 (Reg. No.333-40535), as originally filed with the Securities and Exchange Commission on November 19, 1997, as amended from time to time (the "Effective Date").

         Section 2. Designation and Amount. There shall be a series of the Serial Preferred Stock of the Corporation that shall be designated as the "Series D Preferred Stock," par value $0.01 per share, and the number of shares constituting such series shall be 1,530. Subject to Section 5 hereof, such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than that of the shares of Series D Preferred Stock then outstanding. Any capitalized terms used herein without definition shall have the meanings assigned to them in the Certificate of Incorporation of the Corporation.

         Section 3. Dividends and Distributions.

                  (a) The holders of Series D Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, cash dividends at the rate of nine and four-fifths percent (9.8%) of the Series D Liquidation Preference (as defined in Section 4 hereof) per annum. Such dividends shall be cumulative from the Effective Date and shall be payable quarterly in arrears, when and as declared by the Board of Directors, on the last business day in March, June, September and December of each year that such Series D Preferred Stock is outstanding to holders of record on such date, commencing on the Effective Date and prorated from the Effective Date through March 31, 1998. Dividends on account of arrearages for any past due dividends may be declared and paid on any date to holders of record on such payment date. Arrearages must be paid prior to the payment of current dividends and shall be deemed to be paid first on account of the longest outstanding arrearage.

                  (b) If full cash dividends have been declared and are not paid or made available to the holders of all outstanding shares of Series D Preferred Stock and funds legally available are insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, then the entire amount legally available for payment of cash dividends shall be distributed among the holders of the Series D Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the Series D Preferred Stock shall cumulate as provided in Section 3(c) hereof.

                  (c) If on any dividend payment date, the holders of the Series D Preferred Stock have not received the full dividends provided for in Section 3(a) hereof then such dividends shall cumulate, whether or not declared, with additional dividends thereon for each succeeding full dividend period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full dividend period shall cumulate on a day-to-day basis and shall be computed on the basis of a 365-day year.

                  (d) So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not declare or pay on any Common Stock any dividend whatsoever, whether in cash, stock, property or otherwise, nor shall the Corporation make any distribution on any Common Stock, nor shall any Common Stock be purchased or redeemed by the Corporation, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Common Stock, unless all dividends to which the holders of the Series D Preferred Stock are entitled to for all previous dividend periods have been paid or declared and a sum of money sufficient for the payment thereof set apart.

         Section 4. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to the holders of Common Stock, the holders of each share of Series D Preferred Stock shall be entitled to receive an amount of cash equal to $1,000 per share (the "Series D Liquidation Preference") plus any accrued or unpaid dividends thereon to such date. After the payment or the setting apart for payment of amounts so payable to the holders of the Series D Preferred Stock, the

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


remaining assets of the Corporation shall be available for distribution among the holders of Common Stock according to their respective rights and priorities. If the assets or surplus funds to be distributed to the holders of the Series D Preferred Stock are insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the assets and surplus fluids legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock ratably in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         Section 5. Voting Rights.

                  (a) Subject to Sections 5(b), 5(c) and 5(d) hereof, and notwithstanding any provisions of the Certificate of Incorporation to the contrary, the holders of the shares of Series D Preferred Stock issued and outstanding from time to time shall have the right, acting as a separate class, to:

                      (i) Elect a majority of the directors to the Board of Directors (the directors elected by the holders of the Series D Preferred Stock being hereinafter referred to as the "Series D Preferred Directors").

                      (ii) Fill any vacancy or vacancies on the Board of Directors caused by the death, resignation, retirement, disqualification or removal of any of the Series D Preferred Directors.

                      (iii) Remove a Series D Preferred Director from the Board of Directors prior to the expiration of his or her term, with or without cause, by an affirmative vote of at least a majority of the outstanding shares of Series D Preferred Stock entitled to vote. Only the holders of shares of Series D Preferred Stock may remove a Series D Preferred Director from the Board of Directors.

                      (iv) Vote on any proposal submitted to the stockholders of the Corporation for approval that would: (A) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof including, without limitation, any proposal to change the method of electing the members of the Board of Directors; (B) provide for the consolidation or merger of the Corporation with one or more other corporations or entities or the sale, lease, exchange, transfer or other disposition of all or substantially all of the Corporation's assets, provided, however, that the purchase for cash, stock or otherwise by the Corporation of all or any part of the assets, stock or other securities of another corporation or entity shall not be deemed to be such a consolidation or merger; or (C) create or authorize, or increase the authorized or issued amount of any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares. No such proposal shall be adopted or effected absent the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series D Preferred Stock entitled to vote.

                  (b) The holders of all shares of Series D Preferred Stock shall permanently cease to have any of the voting rights specified in Section 5(a) hereof from and after the earlier to occur of:

                      (i) the date that the last of each of the Harbert Family Group (as defined in Section 5(e) hereof) and the Weinberg Family Group (as defined in Section 5(e) hereof) shall Transfer (as defined in Section 5(e) hereof) a portion of its Class A Common Stock so as to reduce its Aggregate Equity Interest (as defined in Section 5(e) hereof) in the Corporation to less than fifty percent (50%) of its Initial Aggregate Equity Interest (as defined in Section 5(e) hereof) in the Corporation; and

                      (ii) the death of the last to die of Norman C. Harbert, Carl J. Harbert II, Ronald E. Weinberg, Sr. or Ronald E. Weinberg, Jr.

                  (c) A Family Group (as defined in Section 5(e) hereof) shall permanently cease to have any of the voting rights specified in Section 5(a) hereof with respect to all of its shares of Series D Preferred Stock from and after the earlier to occur of:

                      (i) the date that such Family Group shall Transfer a portion of its Class A Common Stock so as to reduce its Aggregate Equity Interest in the Corporation to less than fifty percent (50%) of its Initial Aggregate Equity Interest in the Corporation; and

                      (ii) the date that any member of such Family Group shall Transfer any shares of Series D Preferred Stock, or shall grant or assign (or agree to grant or assign) any right to vote or proxy with respect to any such shares, in contravention of the restrictions set forth in Section 6 hereof.

                  (d) No Person to whom any shares of Series D Preferred Stock are Transferred, or to whom any right to vote or proxy with respect any shares of Series D Preferred Stock is granted or assigned, in contravention of the restrictions set forth in Section 6 hereof shall have any of the voting rights specified in Section 5(a) hereof. In the event that any Person that is not an individual and that is a member of a Family Group ceases to be controlled by or maintained principally for the benefit of a member of any Family Group, such Person shall cease to have any of the voting rights specified in Section 5(a) hereof.

                  (e) For purposes hereof the following capitalized terms have the meanings specified below:

                      (i) "Aggregate Equity Interest" shall mean the aggregate equity interest in the Corporation of a particular Family Group represented by the total number of shares of Class A Common Stock held thereby.

                      (ii) "Family Group" shall mean any of the Harbert Family Group, the Weinberg Family Group or the Krantz Family Group.

                      (iii) "Harbert Family Group" shall mean Norman C. Harbert, members of the immediate family of the foregoing, any other lineal descendants of the foregoing, any estate of any of the foregoing, any trusts established principally for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing (including, without limitation, the Harbert Family Limited Partnership), but shall not include any entity that ceases to be controlled by or maintained principally for the benefit of a member of the Harbert Family Group.

                      (iv) "Initial Aggregate Equity Interest" shall mean the Aggregate Equity Interest of a Family Group on the Effective Date, as appropriately adjusted to reflect any subsequent subdivision or combination of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, whether as a result of a merger, consolidation, stock split, stock dividend, reclassification or otherwise.

                      (v) "Krantz Family Group" shall mean Byron S. Krantz, members of the immediate family of the foregoing, any other lineal descendants of the foregoing, any estate of any of the foregoing, any trusts established principally for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing (including, without limitation, the Krantz Family Limited Partnership), but shall not include any entity that ceases to be controlled by or maintained principally for the benefit of a member of the Krantz Family Group.

                      (vi) "Person" shall mean any individual, corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or other entity, and shall also mean a "group" as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                      (vii) "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of shares of Class A Common Stock or Series D Preferred Stock (including the granting of any option to purchase, or the execution and delivery of any agreement for the sale, transfer or other disposition of such shares), whether voluntary, involuntary or by operation of law, and whether of record, constructively, beneficially or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

                      (viii) "Weinberg Family Group" shall mean Ronald E. Weinberg, Sr., members of the immediate family of the foregoing, any other lineal descendants of the foregoing, any estate of any of the foregoing, any trusts established principally for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing (including, without limitation, the Weinberg Family Limited Partnership), but shall not include any entity that ceases to be controlled by or maintained principally for the benefit of a member of the Weinberg Family Group.

         Section 6. Restrictions on Transfer.

                  (a) Until the Restrictions Termination Date (as defined in
Section 6(d) hereof) or until the holders of all outstanding shares of Series D Preferred Stock agree otherwise in writing:

                      (i) Shares of Series D Preferred Stock may be Transferred only among the Family Groups and among the members of such Family Groups. Any Transfer of shares of Series D Preferred Stock in contravention of such restriction shall have the consequences set forth in Sections 5(c)(ii) and 5(d) hereof. In the event that any Person that is not an individual and that is a member of a Family Group ceases to be controlled by or maintained principally for the benefit of a member of any Family Group, such event shall constitute a constructive Transfer in contravention of this Section 6(a).

                      (ii) A holder of Series D Preferred Stock having the voting rights set forth in Section 5(a) hereof may only grant or assign such voting rights, revocably or irrevocably, to one or more Family Groups or members of a Family Group.

                      (iii) Each certificate for shares of Series D Preferred Stock issued by the Corporation shall bear the following legend:

                  The shares of Series D Preferred Stock represented by this certificate are subject to certain restrictions set forth in the Certificate of Designation of the Series D Preferred Stock, which is incorporated by operation of law in the Certificate of Incorporation of the Corporation. Any transfer of the shares of Series D Preferred Stock represented by this certificate in contravention of such restrictions shall result in the loss of all voting rights applicable to such shares, except as otherwise required by the Delaware General Corporation Law. The Corporation will mail without charge to any requesting stockholder a copy of the Certificate of Incorporation, including the express terms of each class and series of the authorized capital Stock of the Corporation, within five days after receipt of a written request therefor.

                  (b) For purposes hereof the term "Restrictions Termination Date" shall mean the date that all holders of Series D Preferred Stock permanently cease to have any of the voting rights specified in Section 5(a) hereof in accordance with the provisions of Section 5(b) or 5(c) hereof.

         Section 7. Special Meetings. The Secretary of the Corporation may, and upon the written request of the holders of at least ten percent (10%) of the number of shares of the Series D

Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of the Series D Preferred Stock for the purpose of exercising any of the voting rights described in Section 5(a) hereof to be held in the case of such written request within thirty days after delivery of such request, and in either case to be held at a place and upon the notice provided by the Delaware General Corporation Law and in the By-laws of the Corporation.

         Section 8. Redemption.

                  (a) The Corporation may, at any time and from time to time as may be determined by the Board of Directors, redeem all but not less than all, of the Series D Preferred Stock for an amount equal to the Series D Liquidation Preference plus all accrued dividends to the date of redemption, provided that
(i) the Corporation is not in default in the payment of any dividends on the Series D Preferred Stock then outstanding, and (ii) the Corporation has obtained the consent of any and all holders of Series D Preferred Stock that then have any of the voting rights set forth in Section 5(a) hereof.

                  (b) The Corporation shall provide notice of any redemption pursuant to this Section 8 specifying the time and place of redemption, by first class or certified mail, postage prepaid, to each holder of shares of Series D Preferred Stock at the address for such holder last shown on the records of the Corporation or its transfer agent, not more than sixty nor less than thirty days before the applicable redemption date. Upon mailing of any such notice of redemption, the Corporation shall become obligated to redeem Series D Preferred Stock specified in such notice.

                  (c) No redeemed shares of Series D Preferred Stock shall be entitled to any dividends declared after the redemption date, and on such date all rights of the holder of such shares as a stockholder of the Corporation by reason of the ownership of such shares shall cease, except the right to receive the price of such shares without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not after such redemption date be deemed to be outstanding.

                  (d) On or before the redemption date, the Corporation shall deposit an amount equal to the Series D Liquidation Preference, plus all accrued dividends to the redemption date, for all outstanding shares of Series D Preferred Stock with a bank or trust company in a trust fund for the benefit of the respective holders of the shares designated for redemption together with instructions and authority to the bank or trust company to pay such price for such shares to the respective holders, after the redemption date upon receipt of notification from the Corporation that such holder has surrendered all of the certificates representing such holder's shares of Series D Preferred Stock to the Corporation. The Corporation shall have the right to request the return of the balance of any monies deposited by the Corporation remaining unclaimed at the expiration of sixty days following the redemption date.

         Section 9. Reacquired Shares. Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Serial Preferred Stock and may be reissued as part of a new series of Serial Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 10. Ranking. Subject to Section 5(a)(iv)(C) hereof the Series D Preferred Stock shall rank on a parity with all other series of the Serial Preferred Stock as to the payment of dividends and the distribution of assets.

        Section 11. Severability. In the event any term, provision, sentence or paragraph of this Certificate of Designation is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of this Certificate of Designation, and the balance of this Certificate of Designation shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of this Certificate of Designation. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of this Certificate of Designation in any other jurisdiction.


        IN WITNESS WHEREOF, the undersigned have executed and subscribed this Certificate of Designation, and hereby affirm the foregoing as true under the penalties of perjury, as of this _____ day of May, 1998.



                                                ------------------------------
                                                Name:   Norman C. Harbert
                                                Title:  Chairman of the Board

Attest:


-----------------------------------
Name:   Byron S. Krantz
Title:  Secretary

                                      FORM
                                       OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                          THE SERIES E PREFERRED STOCK
                                       OF
                                HAWK CORPORATION


        PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW


         Norman C. Harbert and Byron S. Krantz, being the Chairman of the Board and Secretary, respectively, of Hawk Corporation, a Delaware corporation (the "Corporation"), hereby certify that:

         Pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, the Board of Directors, at a telephonic meeting held on November 13, 1997, duly adopted a resolution creating a new series of Serial Preferred Stock, par value $0.01 per share, of the Corporation, as follows:

                        RESOLVED, that pursuant to the authority expressly
               vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a new series of Serial Preferred Stock of the Corporation is hereby created (the "Series E Preferred Stock"), of which the powers, designations, preferences and relative, participating, optional or other rights, and qualifications and restrictions, shall be as follows:

         Section 1. Designation and Amount. There shall be a series of the Serial Preferred Stock of the Corporation that shall be designated as the "Series E Preferred Stock," par value $0.01 per share, and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         Section 2. Dividends and Distributions. The holders of shares of Series E Preferred Stock shall be entitled to receive, out of any funds legally available and when and as declared by the Board of Directors, dividends and other distributions of the same kind but at the rate of 1,000 times the aggregate amount per share of the dividends or other distributions received by the holders of shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"). Dividends and other distributions shall be declared and paid to the holders of shares of Series E

Preferred Stock of record, on such dates respectively preceding the payment thereof as may be fixed by the Board of Directors in declaring any such dividends, at the same time that dividends or other distributions are declared and paid to holders of shares of Common Stock. Such dividends shall not accrue or be cumulative. In the event the Corporation shall, at any time after the January 16, 1998 (the "Effective Date"), (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of shares of Common Stock that were outstanding immediately prior to such event.


         Section 3. Voting Rights. The holders of shares of Series E Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series E Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of shares of Class A Common Stock of the Corporation (the "Class A Common Stock"). In the event the Corporation shall, at any time after the Effective Date, (i) declare any dividend on shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein or by law, the holders of shares of Series E Preferred Stock and the holders of shares of Class A Common Stock shall vote together as one class on all matters submitted to a vote of the holders of the Class A Common Stock.

                  (c) Except as set forth herein, holders of shares of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Class A Common Stock as set forth herein) for taking any corporate action.

         Section 4. Reacquired Shares. Any shares of Series E Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Serial Preferred Stock and may be reissued as part of a new series of Serial Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

        Section 5. Liquidation, Dissolution or Winding Up. The holders of shares of Series E Preferred Stock shall, in case of liquidation, dissolution, or winding up of the affairs of the Corporation, be entitled to receive in full, out of the assets of the Corporation, including its capital, an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, subject to the provision for adjustment hereinafter set forth. In the event the Corporation shall at any time (i) declare any dividend on shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as set forth above, the holders of shares of Series E Preferred Stock shall have the same rights and shall be treated in the same manner with respect to any liquidation, dissolution or winding up as holders of shares of Common Stock.

        Section 6. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the holders of shares of Series E Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         Section 8. Redemption. The Series E Preferred Stock shall not be redeemable.

        Section 9. Ranking. The Series E Preferred Stock shall rank junior to all other series of the Serial Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall specifically provide otherwise.


        Section 10. Amendment. The Second Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the shares of Series E Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Series E Preferred Stock, voting separately as a class.

        Section 11. Fractional Shares. Shares of Series E Preferred Stock may be issued in fractions of a share that are one one-thousandths or integral multiples of one one-thousandths of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of the holders of Series E Preferred Stock.


        IN WITNESS WHEREOF, the undersigned have executed and subscribed this Certificate of Designation, and hereby affirm the foregoing as true under the penalties of perjury, as of this _____ day of May, 1998.



                                           -------------------------------------
                                           Name:   Norman C. Harbert
                                           Title:  Chairman of the Board

Attest:


-------------------------------------------
Name:   Byron S. Krantz
Title:  Secretary